Exhibit 10.4.2

AMENDMENT NO. 1 TO LIMITED LIABILITY COMPANY AGREEMENT

OF

AC MANAGEMENT LLC

AMENDMENT No. 1 (this “Amendment”), dated as of June 2, 2010, to the Limited Liability Company Agreement (the “LLC Agreement”) of AC Management LLC, a Delaware limited liability company (the “Company”), dated as of January 31, 2007. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the LLC Agreement.

WITNESSETH:

WHEREAS, on December 31, 2009, AC HoldCo, the Managing Member of the Company, was merged with and into Aircell Holdings Inc., a Delaware corporation (“Aircell”), with Aircell as the surviving entity;

WHEREAS, as part of the merger, the Class B Units owned by the Company were exchanged for 7,974.873106 shares of common stock of Aircell, par value $0.0001 per share (“Common Stock”), equaling 1.5% of the total issued and outstanding shares of capital stock of Aircell on a fully diluted basis;

WHEREAS, the Managing Member wishes to amend the LLC Agreement to (i) clarify that the Managing Member is a Delaware corporation and that the interests that the Company holds in Aircell are now shares of Common Stock and (ii) specify the manner in which it may make distributions of Units to the Members; and

WHEREAS, pursuant to and in accordance with Section 12.02 of the LLC Agreement, the Managing Member desires to amend the LLC Agreement and has executed written consents authorizing this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1. Definitions and Usage. The LLC Agreement is hereby amended and supplemented as follows:

(a) All references to “AC HoldCo” or “AC HoldCo LLC, a Delaware limited liability company” shall be deleted and replaced by references to “Aircell” or “Aircell Holdings Inc., a Delaware corporation”, respectively, except as otherwise specifically provided for herein.

(b) All references to “AC HoldCo LLC Agreement” shall be deleted and replaced by references to “Aircell Stockholders’ Agreement”, which shall mean, the Aircell Stockholders’ Agreement, dated as of December 31, 2009, by and among AC Holdco Inc. and the other parties thereto.

(c) All references to “units of AC HoldCo” shall be deleted and replaced by references to “equity securities of Aircell”.

(d) All references to “Class B Units” shall be deleted and replaced by references to “Common Stock”, which term shall have the meaning as defined in the Recitals of this Amendment.

(e) The definition of “Change of Control” shall be deleted and replaced by the following:

“Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Aircell and its subsidiaries, taken as a whole, to any person (other than an Existing Holder); (ii) the adoption of a plan relating to the liquidation or dissolution of Aircell; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (other than an Existing Holder) becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding Common Stock having the right to vote for Aircell’s directors; (iv) the initial public offering of the Common Stock, or other similar interest of any successor-in-interest to Aircell, whether such offering is a primary offering or a secondary offering or a combination of the two, pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or (v) Aircell’s merger or consolidation with or into any person (other than an Existing Holder), or the consolidation of any person (other than an Existing Holder) with, or the merger of any person (other than an Existing Holder) with or into, Aircell, in any such event pursuant to a transaction in which any of the outstanding units or shares, as applicable, of Aircell or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Common Stock outstanding immediately prior to such transaction is converted into or exchanged for units or shares of the surviving or transferee person constituting a majority of the outstanding units or shares of such surviving or transferee person having the right to vote (immediately after giving effect to such issuance).

(f) The definition of “Class B Unit Proceeds” shall be deleted and replaced by the following:

“Common Stock Proceeds” means any net proceeds (after deduction of any related expenses) received by the Company (whether in cash or property) in respect of or otherwise related to the Aircell Common Stock held by the Company; provided that, upon the occurrence of an initial public offering of Common Stock, the Common Stock held by the Company shall constitute Common Stock Proceeds.

(g) The definition of “Continuous Service” is hereby amended and supplemented by deleting the first reference to “AC HoldCo” and replacing it with “Aircell (or its predecessors)”.

(h) The definition of “Employment Agreement” is hereby amended and supplemented by deleting the reference to “AC HoldCo” and replacing it with “Aircell (or its predecessors)”.

(i) Clause (b) in the definition of “Newco” is hereby deleted and replaced in its entirety as follows:

“(b) the equity securities of Aircell’s stockholders, have been transferred”.

(j) All references to “member of AC HoldCo” shall be deleted and replaced by references to “stockholder of Aircell”.

(k) The reference to “AC HoldCo Units” in the title of Section 4.05 of the LLC Agreement is hereby deleted and replaced by “Aircell Equity Securities”.

Section 2. Capitalization and Units.

(a) Section 4.01(c) of the LLC Agreement is hereby amended and supplemented by adding the following to the end of such section:

“Without limiting the foregoing, all previously forfeited Units held by the Managing Member shall be re-issued to other Members then within the employ (or serving as directors) of Aircell, without regard to the limitation on the issuance of additional Units under Section 4.05 and without regard to the qualification of such Units as “profits interests” under Section 7.01(b). Each such Member receiving re-issued Units other than as profits interests acknowledges and agrees that the receipt of those Units shall be regarded as compensation for which such Member shall be responsible for the payment of all applicable payroll withholding and other taxes.”

(b) The first sentence of Section 4.05(a) of the LLC Agreement is hereby deleted and replaced in its entirety as follows:

“The Managing Member may cause the Company to issue an unlimited number of additional Units from time to time in respect of the corresponding amount of Aircell Common Stock held by the Company, except as provided in Section 4.01(c) with respect to the re-issuance of previously forfeited Units as other than profits interests upon a Change of Control.”

Section 3. Distributions.

(a) Section 7.01(a) of the LLC Agreement is hereby deleted and replaced in its entirety as follows:

“(a) Generally. Distributions shall be made when Common Stock Proceeds are received by the Company and in such amounts as determined by the Managing Member and shall be made among the Members in cash or other property in amounts determined by the procedures set forth in Sections 7.01(b) and 7.01(c).

Notwithstanding the foregoing, the Managing Member shall have the sole discretion with respect to when to make any such distributions in the event that the Common Stock Proceeds are as a result of, or related to, the initial public offering of Common Stock, including making such distributions after any underwriter lock-up period as described in Section 8.01(e) of this Agreement. Notwithstanding any provision to the contrary contained in this Agreement, (i) the Company shall not make a distribution to any Member on account of its Units if such distribution would violate the Act or other applicable law and (ii) the Company shall not be required to distribute any amount to the extent that the Company could be subject to any liability to refund or repay such amount or any liability arising out of the event giving rise to such amount except to Members who have agreed to assume such liability to the extent of the amount to be distributed in connection with such event.”

(b) Section 7.01(b) of the LLC Agreement is hereby deleted and replaced in its entirety as follows:

“(b) Distribution Amounts in Respect of Units. (i) Generally. Except as otherwise provided in this paragraph, any amounts of Common Stock Proceeds to be distributed to Members pursuant to Section 7.01(a) shall be allocated to the Members pro rata in accordance with their respective Unit Ownership. The amount allocated to a Member attributable to his Vested Units will be distributed to such Member. The amount allocated to a Member with respect to his Unvested Units will be held in escrow by the Managing Member and paid out to such Member as his Unvested Units vest; provided that if a Member’s Unvested Units are forfeited to the Managing Member pursuant to Section 8.02, any such amounts then held in escrow by the Managing Member shall automatically be released and paid to the Managing Member. Notwithstanding the foregoing, except as provided in Section 4.01(c) with respect to the re-issuance of previously forfeited Units as other than profits interests upon a Change of Control, all Units are intended to constitute “profits interests” within the meaning of IRS Revenue Procedures 93-27 and 2001-43, and the Managing Member shall adjust the distributions allocable to any Unit to the minimum extent necessary to ensure such treatment of each Unit. For the avoidance of doubt, no such adjustments shall be necessary or apply to the “Initial Units” described in Section 4.02, and any increase in amounts distributable to the Managing Member as a result of such adjustments being made in respect of Units shall be available, at the discretion of the Managing Member, for re-allocation to other Members then within the employ (or serving as directors) of Aircell. Each Member receiving a re-allocation pursuant to the preceding sentence acknowledges and agrees that such receipt shall be regarded as compensation for which such Member shall be responsible for the payment of all applicable payroll withholding and other taxes.”

(c) Section 7.01(c) of the LLC Agreement is hereby deleted in its entirety.

Section 4. No Other Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the LLC Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 5. Miscellaneous. The provisions of Article XII of the LLC Agreement are incorporated herein by reference and shall apply to the terms and provisions of this Amendment and the parties hereto mutatis mutandis.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Managing Member has caused this Amendment to be executed as of the date first written above by its respective officers thereunto duly authorized.

MANAGING MEMBER:

AIRCELL HOLDINGS INC.

By:	/w/ Michael J. Small
	Name:	Michael J. Small
	Title:	President and CEO